UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 13, 2024
MANNATECH, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1410 Lakeside Parkway, Suite 200
Flower Mound, Texas 75028
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	par value $0.0001 per share	MTEX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

[ ] Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07 Submission of Matters to a Vote of Security Holders
Mannatech, Incorporated (the “Company”) held its 2024 Annual Shareholders’ Meeting (the "Meeting") on June 11, 2024. The Company’s shareholders considered three proposals, each of which were described in the Proxy Statement. A total of 1,169,637 shares were represented in person or by proxy at the Meeting, or approximately 62.1% of the total shares outstanding. The final results of votes with respect to the proposals submitted for shareholder vote at the Meeting are set forth below.
Proposal 1 - Election of Directors
Shareholders elected Larry A. Jobe and Kevin Robbins as Class I directors.

Director	For	Withheld	Broker Non-Votes
Larry A. Jobe	650,526	217,958	301,153
Kevin Robbins	852,704	15,780	301,153

Proposal 2 - Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm
Shareholders ratified the appointment of BDO USA, P.C. as the Company’s independent public accounting firm for the fiscal year ending December 31, 2024.

For	Against	Abstain
1,155,620	11,025	2,992

Proposal 3 - Approval, on an advisory basis, of Executive Compensation (“Say-on-Pay”)
Shareholders approved, on an advisory basis, executive compensation.

For	Against	Abstain	Broker Non-Votes
840,162	26,601	1,721	301,153

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2024

MANNATECH, INCORPORATED
By:	/s/ Landen Fredrick
Landen Fredrick
Chief Executive Officer and Interim Chief Financial Officer